Exhibit 99.1

TE Connectivity Posts Solid Fiscal 2016 First Quarter Results

Sales above the midpoint of guidance;

Adjusted EPS of $0.84, above the high end of guidance; GAAP EPS of $0.83

SCHAFFHAUSEN, Switzerland — January 20, 2016 — TE Connectivity Ltd. (NYSE: TEL) today reported results for the fiscal first quarter ended December 25, 2015.

First Quarter Highlights

•                  Net sales of $2.83 billion, above the midpoint of guidance; down 7 percent versus the prior year and down 2 percent organically

•                  Adjusted Earnings Per Share (EPS) were $0.84, above the high end of guidance; down 6 percent versus the prior year and flat in constant currency

•                  Diluted Earnings Per Share from Continuing Operations (GAAP EPS) were $0.83

•                  Excluding SubCom, orders were up 3 percent sequentially and the book-to-bill ratio was 1.04

•                  Free cash flow was $237 million

•                  Returned $1.4 billion to shareholders through share buybacks and dividends

•                  Announced the sale of the Circuit Protection Devices (CPD) business for $350 million

•                  Recognized as a Thomson Reuters 2015 Top 100 Global Innovator for fifth consecutive year

“I am pleased with our first quarter performance with sales in line with guidance and EPS exceeding the high end of guidance,” said TE Connectivity Chairman and CEO Tom Lynch. “Our businesses executed very well despite the uncertain macro-economic environment and continued softness in China and industrial markets. Last year’s acquisitions in Sensors and Medical continued to gain momentum, and we advanced our strategy to focus on harsh environment applications with the announced sale of our Circuit Protection Devices business.

“For the year, we expect continued strength in our Transportation segment to offset weakness in industrial markets and softness in China,” said Lynch. “We anticipate industrial markets to pick up in the second half of fiscal year 2016 as inventory levels stabilize and orders continue to improve. We are reiterating our guidance and expect to deliver adjusted EPS of $4.00 at the midpoint, an increase of 11 percent year over year and 15 percent on a constant currency basis.”

FISCAL FIRST QUARTER RESULTS

The company reported net sales of $2.83 billion, compared to prior year sales of $3.0 billion. Adjusted EPS were $0.84, compared to $0.89 in the prior year. GAAP EPS were $0.83, compared to $1.05 in the prior year. Free cash flow was $237 million for the quarter.

GAAP EPS included $32 million of restructuring and other charges offset by $28 million of income related to tax items.

Total company orders were $2.8 billion, up 3 percent sequentially excluding SubCom. The book-to-bill ratio was 1.04, excluding SubCom.

OUTLOOK

For the fiscal second quarter 2016, the company expects net sales of $2.88 billion to $3.08 billion and adjusted EPS of $0.84 to $0.92. GAAP EPS are expected to be $0.78 to $0.86, including acquisition related charges of $0.01, and restructuring and other charges of $0.05.

For the full year, the company expects net sales of $11.9 billion to $12.7 billion and adjusted EPS of $3.80 to $4.20. GAAP EPS are expected to be $3.66 to $4.06, including acquisition related charges of $0.03, restructuring and other charges of $0.18, and $0.07 of tax-related income. The outlook includes foreign exchange headwinds, reducing sales by $344 million and adjusted EPS by $0.13 year over year, and the impact of a 53rd week.

The outlook includes foreign exchange and commodity rates that are consistent with current levels. Information about TE Connectivity’s use of non-GAAP financial measures is provided below. For a reconciliation of these non-GAAP financial measures, see the attached tables.

CONFERENCE CALL AND WEBCAST

•                  Internet users will be able to access the company’s earnings webcast, including slide materials, at the “Investors” section of TE Connectivity’s website: http://investors.te.com.

•                  By telephone: For both “listen-only” participants and those participants who wish to take part in the question-and-answer portion of the call, the dial-in number in the United States is (800) 230-1766, and for international callers, the dial-in number is (612) 332-0107.

•                  An audio replay of the conference call will be available beginning at 10:30 a.m. ET on January 20, 2016, and ending at 11:59 p.m. ET on January 27, 2016. The dial-in number for participants in the United States is (800) 475-6701. For participants outside the United States, the dial-in number is (320) 365-3844. The replay access code for all callers is 381577.

NON-GAAP MEASURES

“Organic Sales Growth,” “Adjusted Operating Income,” “Adjusted Operating Margin,” “Adjusted Other Income, Net,” “Adjusted Income Tax Expense,” “Adjusted Income from Continuing Operations,” “Adjusted Earnings Per Share,” “Adjusted Earnings Per Share in Constant Currency,” and “Free Cash Flow” are non-GAAP measures and should not be considered replacements for results in accordance with accounting principles generally accepted in the U.S. (“GAAP”). These non-GAAP measures may not be comparable to similarly-titled measures reported by other companies. The primary limitation of these measures is that they exclude the financial impact of items that would otherwise either increase or decrease our reported results. This limitation is best addressed by using these non-GAAP measures in combination with the most directly comparable GAAP measures in order to better understand the amounts, character and impact of any increase or decrease in reported amounts. The following provides additional information regarding these non-GAAP measures:

•                  Organic Sales Growth — is a useful measure of our underlying results and trends in the business. It is also a significant component in our incentive compensation plans. The difference between reported net sales growth (the most comparable GAAP measure) and Organic Sales Growth consists of the impact from foreign currency exchange rates and acquisitions and divestitures, if any. Organic Sales Growth is a useful measure of our performance because it excludes items that: i) are not completely under management’s control, such as the impact of changes in foreign currency exchange rates; or ii) do not reflect the underlying growth of the company, such as acquisition and divestiture activity.

•                  Adjusted Operating Income — represents operating income (the most comparable GAAP measure) before special items including charges or income related to restructuring and other charges, acquisition related charges, impairment charges, and other income or charges, if any. We utilize Adjusted Operating Income to assess segment level core operating performance and to provide insight to management in evaluating segment operating plan execution and underlying market conditions. It also is a significant component in our incentive compensation plans. Adjusted Operating Income is a useful measure for investors because it provides insight into our underlying operating results, trends, and the comparability of these results between periods.

•                  Adjusted Operating Margin — represents operating margin (the most comparable GAAP measure) before special items including charges or income related to restructuring and other charges, acquisition related charges, impairment charges, and other income or charges, if any. We present Adjusted Operating Margin before special items to give investors a perspective on the underlying business results. This measure should be considered in conjunction with operating margin calculated using our GAAP results in order to understand the amounts, character and impact of adjustments to operating margin.

•                  Adjusted Other Income, Net — represents other income, net (the most comparable GAAP measure) before special items including tax sharing income related to certain proposed adjustments to prior period tax returns and other tax items, if any. We present Adjusted Other Income, Net as we believe that it is appropriate for investors to consider results excluding these items in addition to results in accordance with GAAP.

•                  Adjusted Income Tax Expense — represents income tax expense (the most comparable GAAP measure) after adjusting for the tax effect of special items including charges related to restructuring and other charges, acquisition related charges, impairment charges, other income or charges, and certain significant special tax items, if any. We present Adjusted Income Tax Expense to provide investors further information regarding the tax effects of adjustments used in determining the non-GAAP financial measure Adjusted Income from Continuing Operations (as defined below).

•                  Adjusted Income from Continuing Operations — represents income from continuing operations attributable to TE Connectivity Ltd. (the most comparable GAAP measure) before special items including charges or income related to restructuring and other charges, acquisition related charges, impairment charges, tax sharing income related to certain proposed adjustments to prior pe riod tax returns and other tax items, certain significant special tax items, other income or charges, if any, and, if applicable, the related tax effects. We present Adjusted Income from Continuing Operations as we believe that it is appropriate for investors to consider results excluding these items in addition to results in accordance with GAAP. Adjusted Income from Continuing Operations provides additional information regarding our underlying operating results, trends and the comparability of these results between periods.

•                  Adjusted Earnings Per Share — represents diluted earnings per share from continuing operations attributable to TE Connectivity Ltd. (the most comparable GAAP measure) before special items, including charges or income related to restructuring and other charges, acquisition related charges, impairment charges, tax sharing income related to certain proposed adjustments to prior period tax returns and other tax items, certain significant special tax items, other income or charges, if any, and, if applicable, the related tax effects. We present Adjusted Earnings Per Share because we believe that it is appropriate for investors to consider results excluding these items in addition to results in accordance with GAAP. We believe such a measure provides a picture of our results that is more comparable among periods since it excludes the impact of special items, which may recur, but tend to be irregular as to timing, thereby making comparisons between periods more difficult. It also is a significant component in our incentive compensation plans.

•                  Adjusted Earnings Per Share in Constant Currency — represents Adjusted Earnings Per Share excluding the impact of fluctuations in foreign currency exchange rates between periods.  We believe constant currency information provides valuable supplemental information regarding our earnings per share.

•                  Free Cash Flow (FCF) — is a useful measure of our ability to generate cash. The difference between net cash provided by continuing operating activities (the most comparable GAAP measure) and Free Cash Flow consists mainly of significant cash outflows and inflows that we believe are useful to identify. We believe Free Cash Flow provides useful information to investors as it provides insight into the primary cash flow metric used by management to monitor and evaluate cash flows generated from our operations.

Free Cash Flow is defined as net cash provided by continuing operating activities excluding voluntary pension contributions and the cash impact of special items, if any, minus net capital expenditures. Net capital expenditures consist of capital expenditures less proceeds from the sale of property, plant, and equipment. These items are subtracted because they represent long-term commitments. Voluntary pension contributions are excluded from the GAAP measure because this activity is driven by economic financing decisions rather than operating activity. Certain special items, including net payments related to pre-separation tax matters, also are considered by management in evaluating Free Cash Flow.

Free Cash Flow subtracts certain cash items that are ultimately within management’s and the Board of Directors’ discretion to direct and may imply that there is less or more cash available for our programs than the most comparable GAAP measure indicates. It should not be inferred that the entire Free Cash Flow amount is available for future discretionary expenditures, as our definition of Free Cash Flow does not consider certain non-discretionary expenditures, such as debt payments. In addition, we may have other discretionary expenditures, such as discretionary dividends, share repurchases, and business acquisitions, that are not considered in the calculation of Free Cash Flow.

FORWARD-LOOKING STATEMENTS

This release contains certain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance, financial condition or achievements to differ materially from anticipated results, performance, financial condition or achievements. All statements contained herein that are not clearly historical in nature are forward-looking and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. We have no intention and are under no obligation to update or alter (and expressly disclaim any such intention or obligation to do so) our forward-looking statements whether as a result of new information, future events or otherwise, except to the extent required by law. The forward-looking statements in this release include statements addressing our future financial condition and operating results and our planned sale of the Circuit Protection Devices business. Examples of factors that could cause actual results to differ materially from those described in the forward-looking statements include, among others, business, economic, competitive and regulatory risks, such as conditions affecting demand for products, particularly in the automotive and data and devices industries; competition and pricing pressure; fluctuations in foreign currency exchange rates and commodity prices; natural disasters and political, economic and military instability in countries in which we operate; developments in the credit markets; future goodwill impairment; compliance with current and future environmental and other laws and regulations; the possible effects on us of changes in tax laws, tax treaties and other legislation; the risk that we do not realize the anticipated benefits from the sale of the Broadband Network Solutions business; and the risk that the sale of the Circuit Protection Devices business may not be consummated, or if consummated, we do not realize the anticipated benefits from such transaction.  More detailed information about these and other factors is set forth in TE Connectivity Ltd.’s Annual Report on Form 10-K for the fiscal year ended Sept. 25, 2015 as well as in our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other reports filed by us with the U.S. Securities and Exchange Commission.

ABOUT TE CONNECTIVITY

TE Connectivity (NYSE: TEL) is a $12 billion global technology leader. Our connectivity and sensor solutions are essential in today’s increasingly connected world. We collaborate with engineers to transform their concepts into creations — redefining what’s possible using intelligent, efficient and high-performing TE products and solutions proven in harsh environments. Our 72,000 people, including over 7,000 engineers, partner with customers in close to 150 countries across a wide range of industries. We believe EVERY CONNECTION COUNTS — www.TE.com.

# # #

Contacts:	Media Relations: Jane Crawford TE Connectivity 610-893-9689 Jane.crawford@te.com	Investor Relations: Sujal Shah TE Connectivity 610-893-9790 Sujal.shah@te.com

TE CONNECTIVITY LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	For the Quarters Ended
	December 25,	December 26,
	2015	2014
	(in millions, except per share data)
Net sales	$2,833	$3,049
Cost of sales	1,888	2,029
Gross margin	945	1,020
Selling, general, and administrative expenses	340	386
Research, development, and engineering expenses	162	160
Acquisition and integration costs	5	24
Restructuring and other charges, net	40	25
Operating income	398	425
Interest income	6	5
Interest expense	(30)	(34)
Other income (expense), net	8	(70)
Income from continuing operations before income taxes	382	326
Income tax (expense) benefit	(58)	109
Income from continuing operations	324	435
Income from discontinued operations, net of income taxes	29	37
Net income	$353	$472

Basic earnings per share:
Income from continuing operations	$0.84	$1.07
Income from discontinued operations	0.08	0.09
Net income	0.92	1.16

Diluted earnings per share:
Income from continuing operations	$0.83	$1.05
Income from discontinued operations	0.07	0.09
Net income	0.91	1.14

Dividends paid per common share	$0.33	$0.29

Weighted-average number of shares outstanding:
Basic	385	407
Diluted	390	413

TE CONNECTIVITY LTD.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	December 25,	September 25,
	2015	2015
	(in millions, except share data)
Assets
Current assets:
Cash and cash equivalents	$2,223	$3,329
Accounts receivable, net of allowance for doubtful accounts of $18	1,878	2,120
Inventories	1,700	1,615
Prepaid expenses and other current assets	704	476
Deferred income taxes	—	345
Total current assets	6,505	7,885
Property, plant, and equipment, net	2,866	2,920
Goodwill	4,651	4,824
Intangible assets, net	1,468	1,555
Deferred income taxes	2,454	2,144
Receivable from Tyco International plc and Covidien plc	972	964
Other assets	307	297
Total Assets	$19,223	$20,589

Liabilities and Shareholders’ Equity
Current liabilities:
Current maturities of long-term debt	$500	$498
Accounts payable	1,108	1,143
Accrued and other current liabilities	1,545	1,749
Deferred revenue	113	185
Total current liabilities	3,266	3,575
Long-term debt	3,370	3,386
Long-term pension and postretirement liabilities	1,307	1,327
Deferred income taxes	291	329
Income taxes	1,974	1,954
Other liabilities	438	433
Total Liabilities	10,646	11,004
Commitments and contingencies
Shareholders’ Equity:
Common shares, 414,064,381 shares authorized and issued, CHF 0.57 par value	182	182
Contributed surplus	4,284	4,359
Accumulated earnings	7,026	6,673
Treasury shares, at cost, 38,370,435 and 20,071,089 shares, respectively	(2,452)	(1,256)
Accumulated other comprehensive loss	(463)	(373)
Total Shareholders’ Equity	8,577	9,585
Total Liabilities and Equity	$19,223	$20,589

TE CONNECTIVITY LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	For the Quarters Ended
	December 25,	December 26,
	2015	2014
	(in millions)
Cash Flows From Operating Activities:
Net income	$353	$472
Income from discontinued operations, net of income taxes	(29)	(37)
Income from continuing operations	324	435
Adjustments to reconcile income from continuing operations to net cash provided by operating activities:
Depreciation and amortization	146	160
Non-cash restructuring charges	2	15
Deferred income taxes	(58)	(79)
Provision for losses on accounts receivable and inventories	21	18
Tax sharing (income) expense	(8)	69
Share-based compensation expense	22	23
Other	15	30
Changes in assets and liabilities, net of the effects of acquisitions and divestitures:
Accounts receivable, net	237	34
Inventories	(99)	(161)
Prepaid expenses and other current assets	16	3
Accounts payable	(55)	8
Accrued and other current liabilities	(130)	(202)
Deferred revenue	(71)	(56)
Income taxes	28	(115)
Other	(23)	23
Net cash provided by continuing operating activities	367	205
Net cash provided by (used in) discontinued operating activities	(1)	90
Net cash provided by operating activities	366	295
Cash Flows From Investing Activities:
Capital expenditures	(139)	(135)
Proceeds from sale of property, plant, and equipment	1	5
Acquisition of businesses, net of cash acquired	—	(1,511)
Other	17	(3)
Net cash used in continuing investing activities	(121)	(1,644)
Net cash used in discontinued investing activities	—	(7)
Net cash used in investing activities	(121)	(1,651)
Cash Flows From Financing Activities:
Net increase in commercial paper	—	270
Repayment of long-term debt	—	(223)
Proceeds from exercise of share options	34	16
Repurchase of common shares	(1,249)	(155)
Payment of common share dividends to shareholders	(127)	(118)
Transfers (to) from discontinued operations	(1)	83
Other	(4)	1
Net cash used in continuing financing activities	(1,347)	(126)
Net cash provided by (used in) discontinued financing activities	1	(83)
Net cash used in financing activities	(1,346)	(209)
Effect of currency translation on cash	(5)	(24)
Net decrease in cash and cash equivalents	(1,106)	(1,589)
Cash and cash equivalents at beginning of period	3,329	2,457
Cash and cash equivalents at end of period	$2,223	$868

Supplemental Cash Flow Information:
Interest paid	$42	$46
Income taxes paid, net of refunds	88	85

Reconciliation to Free Cash Flow:
Net cash provided by continuing operating activities	$367	$205
Capital expenditures, net	(138)	(130)
Payments related to pre-separation U.S. tax matters, net	1	4
Payments related to income taxes on the sale of the Broadband Network Solutions business	7	—
Free cash flow (1)	$237	$79

(1)  Free cash flow is a non-GAAP measure.  See description of non-GAAP measures contained in this release.

TE CONNECTIVITY LTD.

CONSOLIDATED SEGMENT DATA (UNAUDITED)

	For the Quarters Ended
	December 25,		December 26,
	2015		2014
	($ in millions)
	Net Sales		Net Sales
Transportation Solutions	$1,507		$1,612
Industrial Solutions	709		784
Communications Solutions	617		653
Total	$2,833		$3,049

	Operating	Operating	Operating	Operating
	Income	Margin	Income	Margin
Transportation Solutions	$261	17.3%	$295	18.3%
Industrial Solutions	66	9.3	86	11.0
Communications Solutions	71	11.5	44	6.7
Total	$398	14.0%	$425	13.9%

	Adjusted	Adjusted	Adjusted	Adjusted
	Operating	Operating	Operating	Operating
	Income (1)	Margin (1)	Income (1)	Margin (1)
Transportation Solutions	$280	18.6%	$337	20.9%
Industrial Solutions	78	11.0	98	12.5
Communications Solutions	86	13.9	66	10.1
Total	$444	15.7%	$501	16.4%

(1) Adjusted operating income and adjusted operating margin are non-GAAP measures. See description of non-GAAP measures contained in this release.

TE CONNECTIVITY LTD.

RECONCILIATION OF NET SALES GROWTH (UNAUDITED)

							Percentage of
							Segment’s Total
	Change in Net Sales for the Quarter Ended December 25, 2015						Net Sales for the
	versus Net Sales for the Quarter Ended December 26, 2014						Quarter Ended
	Organic (1)		Translation (2)	Acquisitions	Total		December 25, 2015
	($ in millions)
Transportation Solutions (3):
Automotive	$10	0.8%	$(93)	$—	$(83)	(6.8)%	76%
Commercial Transportation	(11)	(5.2)	(13)	—	(24)	(11.5)	12
Sensors	16	9.1	(14)	—	2	1.1	12
Total	15	0.9	(120)	—	(105)	(6.5)	100%
Industrial Solutions (3):
Industrial Equipment	(22)	(7.1)	(16)	16	(22)	(7.1)	41
Aerospace, Defense, Oil, and Gas	(33)	(11.2)	(12)	5	(40)	(13.7)	35
Energy	6	3.5	(19)	—	(13)	(7.2)	24
Total	(49)	(6.3)	(47)	21	(75)	(9.6)	100%
Communications Solutions (3):
Data and Devices	(88)	(24.6)	(9)	—	(97)	(26.9)	43
Subsea Communications	88	65.7	—	—	88	65.7	36
Appliances	(20)	(13.4)	(7)	—	(27)	(17.1)	21
Total	(20)	(3.0)	(16)	—	(36)	(5.5)	100%
Total	$(54)	(1.8)%	$(183)	$21	$(216)	(7.1)%

(1) Represents the change in net sales resulting from volume and price changes, before consideration of acquisitions, divestitures, and the impact of changes in foreign currency exchange rates. Organic net sales growth is a non-GAAP measure. See description of non-GAAP measures contained in this release.

(2) Represents the change in net sales resulting from changes in foreign currency exchange rates.

(3) Industry end market information is presented consistently with our internal management reporting and may be periodically revised as management deems necessary.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Quarter Ended December 25, 2015

(UNAUDITED)

		Adjustments
		Acquisition	Restructuring
		Related	and Other	Tax	Adjusted
	U.S. GAAP	Charges	Charges, Net	Items (1)	(Non-GAAP) (2)
	($ in millions, except per share data)
Operating Income:
Transportation Solutions	$261	$3	$16	$—	$280
Industrial Solutions	66	3	9	—	78
Communications Solutions	71	—	15	—	86
Total	$398	$6	$40	$—	$444

Operating Margin	14.0%				15.7%

Other Income, Net	$8	$—	$—	$—	$8

Income Tax Expense	$(58)	$(2)	$(12)	$(28)	$(100)

Income from Continuing Operations	$324	$4	$28	$(28)	$328

Diluted Earnings per Share from Continuing Operations	$0.83	$0.01	$0.07	$(0.07)	$0.84

(1) Income tax benefits related to deferred tax assets recognized in connection with the anticipated sale of the Circuit Protection Devices business.

(2) See description of non-GAAP measures contained in this release.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Quarter Ended December 26, 2014

(UNAUDITED)

		Adjustments
		Acquisition	Restructuring
		Related	and Other	Tax	Adjusted
	U.S. GAAP	Charges (1)	Charges, Net	Items (2)	(Non-GAAP) (3)
	($ in millions, except per share data)
Operating Income:
Transportation Solutions	$295	$41	$1	$—	$337
Industrial Solutions	86	10	2	—	98
Communications Solutions	44	—	22	—	66
Total	$425	$51	$25	$—	$501

Operating Margin	13.9%				16.4%

Other Income (Expense), Net	$(70)	$—	$—	$83	$13

Income Tax (Expense) Benefit	$109	$(14)	$(1)	$(211)	$(117)

Income from Continuing Operations	$435	$37	$24	$(128)	$368

Diluted Earnings per Share from Continuing Operations	$1.05	$0.09	$0.06	$(0.31)	$0.89

(1) Includes $24 million of acquisition and integration costs and $27 million of non-cash amortization associated with fair value adjustments related to acquired inventories and customer order backlog recorded in cost of sales.

(2) Includes $189 million of income tax benefits associated with the settlement of audits of prior year income tax returns as well as the related impact of $83 million to other expense pursuant to the tax sharing agreement with Tyco International and Covidien. Also includes income tax benefits related to the impacts of certain non-U.S. tax law changes and the associated reduction in the valuation allowance for tax loss carryforwards.

(3) See description of non-GAAP measures contained in this release.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Quarter Ended March 27, 2015

(UNAUDITED)

		Adjustments
		Acquisition	Restructuring
		Related	and Other	Tax	Adjusted
	U.S. GAAP	Charges (1)	Charges, Net	Items (2)	(Non-GAAP) (3)
	($ in millions, except per share data)
Operating Income:
Transportation Solutions	$323	$10	$—	$—	$333
Industrial Solutions	84	12	16	—	112
Communications Solutions	41	—	20	—	61
Total	$448	$22	$36	$—	$506

Operating Margin	14.5%				16.4%

Other Income (Expense), Net	$(5)	$—	$—	$11	$6

Income Tax Expense	$(94)	$(4)	$(10)	$5	$(103)

Income from Continuing Operations	$316	$18	$26	$16	$376

Diluted Earnings per Share from Continuing Operations	$0.77	$0.04	$0.06	$0.04	$0.91

(1) Includes $6 million of non-cash amortization associated with fair value adjustments related to acquired inventories and customer order backlog recorded in cost of sales, $14 million of acquisition and integration costs, and $2 million of restructuring costs.

(2) Includes an income tax charge for the estimated tax impacts of certain intercompany dividends related to the restructuring and anticipated sale of the Broadband Network Solutions business. Also includes an income tax benefit associated with the settlement of audits of prior year income tax returns and the related impact to other expense pursuant to the tax sharing agreement with Tyco International and Covidien.

(3) See description of non-GAAP measures contained in this release.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Year Ended September 25, 2015

(UNAUDITED)

		Adjustments
		Acquisition	Restructuring
		Related	and Other	Tax	Adjusted
	U.S. GAAP	Charges (1)	Charges, Net	Items (2)	(Non-GAAP) (3)
	($ in millions, except per share data)
Operating Income:
Transportation Solutions	$1,193	$61	$39	$—	$1,293
Industrial Solutions	352	33	44	—	429
Communications Solutions	204	—	66	—	270
Total	$1,749	$94	$149	$—	$1,992

Operating Margin	14.3%				16.3%

Other Income (Expense), Net	$(55)	$—	$—	$84	$29

Income Tax Expense	$(337)	$(22)	$(29)	$(36)	$(424)

Income from Continuing Operations	$1,238	$72	$120	$48	$1,478

Diluted Earnings per Share from Continuing Operations	$3.01	$0.18	$0.29	$0.12	$3.60

(1) Includes $55 million of acquisition and integration costs, $36 million of non-cash amortization associated with fair value adjustments related to acquired inventories and customer order backlog recorded in cost of sales, and $3 million of restructuring costs.

(2) Includes $264 million of income tax benefits associated with the settlement of audits of prior year income tax returns as well as the related impact of $84 million to other expense pursuant to the tax sharing agreement with Tyco International and Covidien. Also includes $216 million of income tax charges associated with the tax impacts of certain intercompany legal entity restructurings made in connection with our integration of Measurement Specialties, Inc. and $29 million of income tax charges for the tax impacts of certain intercompany dividends related to the restructuring and sale of the Broadband Network Solutions business.

(3) See description of non-GAAP measures contained in this release.

TE CONNECTIVITY LTD.

RECONCILIATION OF FORWARD-LOOKING NON-GAAP FINANCIAL MEASURES

TO FORWARD-LOOKING GAAP FINANCIAL MEASURES

As of January 20, 2016

(UNAUDITED)

	Outlook for
	Quarter Ending
	March 25,	Outlook for
	2016	Fiscal 2016
Diluted earnings per share from continuing operations Connectivity Ltd. (GAAP)	$0.78 - $0.86	$3.66 - $4.06
Restructuring and other charges, net	0.05	0.18
Acquisition related charges	0.01	0.03
Tax items	—	(0.07)
Adjusted diluted earnings per share from continuing operations (non-GAAP) (1)	$0.84 - $0.92	$3.80 - $4.20

Net sales growth (GAAP)	(7) - 0%	(3) - 4%
Translation	2	3
(Acquisitions) divestitures	1	1
Organic net sales growth (non-GAAP) (1)	(4) - 3%	1 - 8%

(1) See description of non-GAAP measures contained in this release.

TE CONNECTIVITY LTD.

IMPACT OF CHANGES IN FOREIGN CURRENCY EXCHANGE RATES

(UNAUDITED)

Adjusted EPS (1)
Quarter ended December 26, 2014	$0.89
Impact of changes in foreign currency exchange rates	(0.05)
Operational performance	—
Quarter ended December 25, 2015	$0.84

Adjusted EPS (1)
Quarter ended March 27, 2015	$0.91
Impact of changes in foreign currency exchange rates	(0.03)
Operational performance	—
Outlook for the quarter ending March 25, 2016 (2)	$0.88

Adjusted EPS (1)
Year ended September 25, 2015	$3.60
Impact of changes in foreign currency exchange rates	(0.13)
Operational performance	0.53
Outlook for the year ending September 30, 2016 (2)	$4.00

(1) See description of non-GAAP measures contained in this release.

(2) Outlook is as of January 20, 2016.